SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   7/21/97

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)     Zip Code

Registration telephone number, including area code: (706) 629-8682

Item 5.           Other Events.

                  At a special meeting of the Board of Directors held on July 21, 1997, the resignation of Mr. Brian Henninger as Chief Financial Officer of Continental American Transportation, Inc. was accepted. Subsequently, his seat on the Board of Directors was assumed by acclamation of the Board, by Mr. Donald Conord, Vice President of Terminal Operations for Carpet Transport, Inc., a wholly owned subsidiary of Continental American Transportation, Inc. Mr. Conord has served in multiple management positions at Carpet Transport, Inc. for the past 11 years.

                  The Board of Directors of Continental American
                  Transportation, Inc., now consists of the following members: Mr. Timothy Holstein, Chairman, Mr. William Moses, Director, Mr. Jack DuVall, Director and mr. Donald Conord, Director

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                   By: s/Timothy Holstein
                                      Timothy Holstein, President

Dated:  August 11, 1997










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